Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm in the Registration Statement (Form S-8 No. 333-71532) pertaining to the registration of shares issuable upon exercise of options issued by TLC Laser Eye Centers Inc. to John J. Klobnak pursuant to the terms of a Supplemental Employment Agreement and issued to replace the options and warrants of Laser Vision Centers, Inc. pursuant to an Agreement and Plan of Merger dated as at August 25, 2001 and to the incorporation by reference in the Registration Statement of our report dated July 6, 2001 (except as to note 20, which is dated as at August 27, 2001), with respect to the consolidated financial statements and schedules of TLC Laser Eye Centers Inc. included in its Form 10-K/A for the year ended May 31, 2001, filed with the Securities and Exchange Commission.


Toronto, Canada                                     /s/ Ernst & Young LLP
May 14, 2002                                        Chartered Accountants